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                                                               Exhibit 10.13


June 9, 1999


Scott Colwell
Friendly's Ice Cream Corp.
1855 Boston Road
Wilbraham, MA 01095                  (Letterhead)


Dear Scott:


This letter is to confirm that effective July 1, 1999 Visual Events, Inc. will operate under a monthly retainer relationship with Friendly's Ice Cream Corp.

The retainer is $12,000 per month and includes a total of eight (8) travel trips by Visual Events during a 12 month period (i.e., July, 1999 through June, 2000). Any additional trips over the eight within the twelve month period will be invoiced as part of the project. This is a somewhat informal agreement, however, the following shall be part of the monthly retainer:

MARKETING MANAGEMENT & PLANNING
The monthly retainer includes the following marketing management services as needed:

- Strategic planning assistance to support Friendly's internal brand development

- Development of turn key local store marketing strategies, programs and systems

-   New program development and recommendations

-   Project management and proactive development assistance

-   Visual Events office support

CREATIVE DESIGN

The monthly retainer will include the initial creative direction on the national Friendly's promotional windows for the year (e.g., approximately six
(6) food and three (3) ice cream promotions) and a reasonable amount of test programs in support of anticipated national promotional campaigns. Design revisions, mechanicals, illustrations, photography, printing, etc. for the national windows will be invoiced based on approved budgets. All other projects will be billed based on submitted budgets. Costs to be invoiced will include the following:

- Design                        - billed via approved budget

- Design revisions              - billed via approved budget

- Mechanical production         - billed via approved budget

- Printing                      - billed via approved budget

- Illustration                  - billed via approved budget

- Photography                   - billed via approved budget

- Shipping/courier              - billed at actual costs

CONFIDENTIALITY
Visual Events has previously signed a confidentiality agreement with Friendly's Ice Cream Corp.

The retainer will start July 1, 1999 and will continue until canceled by either party with 90 days written notice. All invoices are to be paid net 30 days.


Approved: /s/Richard L. Couch     Approved: /s/Scott Colwell 6/12/99
          --------------------              ------------------------
          Richard L. Couch                  Scott Colwell
          President                         Vice President Marketing